UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):

February 15, 2008

ASCENDANT SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27945	75-2900905
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16250 Dallas Parkway, Suite 111, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

(972) 250-0945
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On February 15, 2008, Ascendant Solutions, Inc. (the "Company") filed a Form 15 with the Securities and Exchange Commission ("SEC") to terminate the registration of the Company's common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and to suspend the Company's duty to file periodic reports under Section 13(a) of the Exchange Act.  The Company is eligible to deregister because it had fewer than 300 holders of record of its common stock as of January 1, 2008 and as of the date of the Form 15 filing.  The Company had 112 holders of record on January 1, 2008 and approximately 112 holders of record on February 15, 2008.  Termination of registration will take effect 90 days after the Form 15 filing, unless the SEC approves a shorter time period.  The Company's duty to file periodic reports will be suspended immediately upon the Form 15 filing for all periods ending after the date of the filing.  However, the Company will file its Annual Report on Form 10-K for the year ended December 31, 2007 within the applicable filing period.  In addition, as a result of the Form 15 filing, the Over the Counter Bulletin Board will automatically delist the Company's common stock.  Thereafter, there may be limited trading in the Company's common stock on the Pink Sheets® quotation service, although no assurances can be given.

The Company's Board of Directors determined the Form 15 filing to be advisable and in the best interests of the Company and its stockholders due to the significant benefits to be derived from deregistration and from the suspension of reporting requirements.  These benefits include, without limitation, the following:

•
significant annual cost savings from no longer being a public company, especially the costs savings resulting from the suspension of the requirement to file periodic reports under the Exchange Act and the costs of compliance with the Sarbanes-Oxley Act of 2002 associated therewith;

•	significant reduction in management time devoted to SEC compliance matters, which time can be redirected to the Company's business;

•	greater control over certain operational and financial information which is now made public in SEC periodic reports to the Company's competitors, vendors, customers and other interested parties; and

•
greater operational flexibility that will allow the Company to focus on strategic long-term growth and maximization of stockholder value without an undue emphasis on quarter-to-quarter performance and earnings.

The above benefits are particularly significant when considering that, because of the very limited liquidity of the Company's common stock in the public market, the Company has not been able to realize many of the benefits that typically accrue to public companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 15, 2008                                                                                     ASCENDANT SOLUTIONS, INC.

    By: /s/ David E. Bowe
          David E. Bowe
             President and Chief Executive Officer